CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Financial Statements and Experts" in this Registration Statement on Form N-14 of Dreyfus Aggressive Growth Fund, a series of Dreyfus Growth and Value Funds, Inc.

We also consent to the references to our Firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated September 27, 1996 for Dreyfus Aggressive Growth Fund, which is incorporated by reference in this Registration Statement of Dreyfus Growth and Value Funds, Inc.


                                          /s/ Ernst & Young LLP
                                          --------------------------
                                          ERNST & YOUNG LLP


New York, New York
January 7, 1997